Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Prudential Financial Note-Backed Series 2003-20

*CUSIP:	21988K701	Class	A-1
	21988KAG2	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 3, 2012.

INTEREST ACCOUNT
Balance as of July 16, 2012		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of July 27, 2012 Call Price received July 27, 2012 upon exercise of Call Warrants by certain of the holders thereof		$54,625.00

LESS:
Distribution to Class A-1 Holders on August 3, 2012	-$	31,493.44
Distribution to Class A-2 Holders on August 3, 2012	-$	0.00
Distribution to Depositor on August 3, 2012	-$	0.00
Distribution to Trustee on August 3, 2012	-$	23,131.56

In light of the bankruptcy of Lehman Brothers Holdings Inc. and certain of its affiliates and other adverse market circumstances, the Trustee has withheld amounts to cover expenses and costs and other amounts incurred by the Trustee as a result of the bankruptcy filings and market circumstances.

Balance as of August 3, 2012		$0.00

PRINCIPAL ACCOUNT
Balance as of July 16, 2012		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of July 27, 2012 Call Price received July 27,		$27,541,781.48
2012 upon exercise of Call Warrants by certain of the holders thereof

LESS:
Distribution of $28,500,000 principal amount of underlying securities to certain Call Warrants Holders on July 27, 2012	-$	0.00
Distribution of principal to Class A-1 Holders on August 3, 2012	-$	27,312,500.00
Distribution of principal to Class A-1 Holders on August 3, 2012	-$	229,281.48
Balance as of August 3, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF July 27, 2012

Principal Amount	Title of Security
$0	Prudential Financial, Inc. 5.75% Medium-Term Notes, Series B due July 15, 2033
*CUSIP: 74432QAC9

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.